Exhibit 99.1

Spruce Biosciences Reports Third Quarter 2025 Financial Results and Provides Corporate Updates

Granted Breakthrough Therapy Designation for Tralesinidase Alfa Enzyme Replacement Therapy (TA-ERT) for the Treatment of Sanfillipo Syndrome Type B (MPS IIIB)

Biologics License Application Submission of TA-ERT for the Treatment of MPS IIIB on Track for the First Quarter of 2026

Completed $50.0 Million Private Placement Financing Backed by Dedicated Healthcare Investors

South San Francisco, Calif. – November 10, 2025 – Spruce Biosciences, Inc. (Nasdaq: SPRB), a late-stage biopharmaceutical company focused on developing and commercializing novel therapies for neurological disorders with significant unmet medical need, today reported financial results for the third quarter ended September 30, 2025 and provided corporate updates.

“We have made significant progress this year with the receipt of Breakthrough Therapy Designation from the U.S. Food and Drug Administration (FDA) for our tralesinidase alfa enzyme replacement therapy (TA-ERT), followed by the syndication of a $50 million private placement financing backed by an impressive group of healthcare investors. These important corporate milestones underscore the transformative moments in our collective efforts to advance TA-ERT as potentially the first disease-modifying therapy to treat children with MPS IIIB,” said Javier Szwarcberg, M.D., M.P.H., Chief Executive Officer of Spruce Biosciences. “The recent financing provides the capital resources to advance TA-ERT well beyond a biologics license application (BLA) submission expected in the first quarter of 2026.”

Dr. Szwarcberg continued, “I am very proud of our team for the advancements we have made this year, appreciative of the unwavering support from our Board and investors, and grateful to the patients and families who took part in the TA-ERT clinical trials. We look forward to an impactful 2026 as we move towards bringing to market a new, life-changing treatment option for children affected by MPS IIIB.”

Corporate Updates

•
$50.0 Million Private Placement Financing Backed by Dedicated Healthcare Investors. In October 2025, the company entered into a definitive securities purchase agreement for a private placement that resulted in gross proceeds of approximately $50.0 million, before deducting offering expenses. Under the securities purchase agreement, the investors purchased 502,181 shares of the company’s common stock. In lieu of shares of common stock, as a portion of their investment, certain investors purchased prefunded warrants to purchase up to 233,144 shares of common stock. The prefunded warrants are exercisable for a period of five years following the date of issuance.
•
U.S. FDA Breakthrough Therapy Designation Granted to TA-ERT for the Treatment of MPS IIIB. Granted to Spruce in October 2025, the FDA Breakthrough Therapy Designation is designed to expedite the development and regulatory review of promising therapies for serious or life-threatening conditions where preliminary clinical evidence suggests the potential for substantial improvement over existing treatments. The designation facilitates more intensive FDA guidance, cross-disciplinary collaboration, and eligibility for rolling submission and priority review.
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Relisted “SPRB” on the Nasdaq Capital Market. In September 2025, the company resumed trading on the Nasdaq Capital Market under the ticker symbol “SPRB” and CUSIP 85209E 208, following a one-for-75 reverse stock split.

Third Quarter 2025 Financial Results

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Cash and Cash Equivalents: Cash and cash equivalents as of September 30, 2025, were $10.7 million, which does not include approximately $50.0 million in gross proceeds from the October 2025 private placement financing. Cash and cash equivalents as of September 30, 2025, plus proceeds from the October 2025 private placement financing are expected to fund the company’s current operating plan into the fourth quarter of 2026.
•
Research and Development (R&D) Expenses: R&D expenses for the three and nine months ended September 30, 2025, were $5.0 million and $15.4 million, respectively, compared to $6.6 million and $25.0 million for the same periods in 2024. The decrease in R&D expenses was primarily related to the cessation of development activities of tildacerfont for the treatment of congenital adrenal hyperplasia (CAH), offset by development activities related to TA-ERT for the treatment of MPS IIIB.

•
General and Administrative (G&A) Expenses: G&A expenses for the three and nine months ended September 30, 2025, were $3.2 million and $10.0 million, respectively, compared to $3.5 million and $11.3 million for the same periods in 2024, primarily driven by a decrease in stock-based compensation expense.
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Total Operating Expenses: Total operating expenses for the three and nine months ended September 30, 2025, were $8.2 million and $25.4 million, respectively, compared to $10.0 million and $36.3 million for the same periods in 2024. Operating expenses include non-cash stock-based compensation expenses of $0.4 million and $0.9 million for the three and nine months ended September 30, 2025, respectively, compared to $1.1 million and $4.4 million for the same periods in 2024.
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Net Loss: Net loss for the three and nine months ended September 30, 2025, was $8.2 million and $24.3 million, respectively, compared to $8.7 million and $29.5 million for the same periods in 2024.
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Capital Structure: Common shares outstanding as of September 30, 2025, were 563,491, which excludes 25,512 outstanding restricted stock units and 28,118 outstanding prefunded warrants to purchase common stock. In connection with the October 2025 private placement financing, 502,181 shares of common stock and 233,144 prefunded warrants to purchase common stock were issued to certain investors.

About Spruce Biosciences

Spruce Biosciences is a late-stage biopharmaceutical company focused on developing and commercializing novel therapies for neurological disorders with significant unmet medical need. To learn more, visit www.sprucebio.com and follow us on X, LinkedIn, Facebook and YouTube.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the timing and likelihood of regulatory filings and approvals for TA-ERT, including the anticipated biologics license application submission of TA-ERT for MPS IIIB in the first quarter of 2026; TA-ERT’s potential to be the first disease-modifying therapy to treat MPS IIIB; TA-ERT’s potential to be a new, life-changing treatment option for children affected by MPS IIIB; and the Company’s ability to fund its operating plan into the fourth quarter of 2026. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate”, “will”, “potential”, “intend”, “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Spruce’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Spruce’s business in general, the impact of geopolitical and macroeconomic events, and the other risks described in Spruce’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Spruce undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Media

Carolyn Hawley

Inizio Evoke Comms

Carolyn.Hawley@inizioevoke.com

media@sprucebio.com

Investors

Samir Gharib
President and CFO

Spruce Biosciences, Inc.

investors@sprucebio.com

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SPRUCE BIOSCIENCES, INC.

CONDENSED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$10,669	$38,753
Prepaid expenses	932	3,177
Other current assets	2,915	2,276
Total current assets	14,516	44,206
Right-of-use assets	735	934
Other assets	62	69
Total assets	$15,313	$45,209
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,386	$1,295
Accrued expenses and other current liabilities	7,502	12,329
Term loan, current portion	539	1,622
Total current liabilities	9,427	15,246
Lease liabilities, net of current portion	500	736
Term loan, net of current portion	—	124
Other liabilities	—	282
Total liabilities	9,927	16,388
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized and no shares issued or outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value; 200,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 563,491 and 563,042 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	279,974	279,089
Accumulated deficit	(274,588)	(250,268)
Total stockholders’ equity	5,386	28,821
Total liabilities and stockholders’ equity	$15,313	$45,209

SPRUCE BIOSCIENCES, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Collaboration revenue	$—	$602	$—	$4,214
Operating expenses:
Research and development	5,011	6,554	15,418	24,961
General and administrative	3,218	3,456	9,995	11,330
Total operating expenses	8,229	10,010	25,413	36,291
Loss from operations	(8,229)	(9,408)	(25,413)	(32,077)
Interest expense	(19)	(71)	(84)	(251)
Interest and other income, net	36	808	1,177	2,851
Net loss and comprehensive loss	(8,212)	(8,671)	(24,320)	(29,477)
Net loss per share, basic and diluted	$(14.58)	$(15.75)	$(41.25)	$(53.68)
Weighted-average shares of common stock outstanding, basic and diluted	563,066	550,645	589,520	549,116